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                                                                      EXHIBIT 15

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors
PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 number 333-21713) and related Prospectus pertaining to the 1996 Stock Option Plan for Officers and Key Employees and the related Prospectus pertaining to the 1996 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc. and in the Registration Statement (Form S-8 number 333-48377) and related Prospectus pertaining to the 1997 Premium Priced Stock Option Plan and the related Prospectus pertaining to the Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan of PacifiCare Health Systems, Inc. of our report dated October 25, 1999 (except for Notes 6 and 10 as to which the date is November 5, 1999) relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Form 10-Q for the quarters ended September 30, 1999 and 1998.

                                ERNST & YOUNG LLP

Los Angeles, California
November 9, 1999